Exhibit 99.1

VantageMed Announces The Sale Of Its Hawaii Operations and a New Partnership with TeamPraxis

RANCHO CORDOVA, Calif.—February 13, 2006—VantageMed Corporation (OTCBB: VMDC.OB) today announced that it has sold the assets of its Hawaii based operations to TeamPraxis.  In addition, VantageMed and TeamPraxis have formed a partnership to process electronic transactions, to support VantageMed’s RidgeMark customers, as well as to explore the opportunity to jointly sell and support Medical Helper products in Hawaii.  VantageMed received $605,000 of cash in connection with this sale.

VantageMed expects to receive additional service and transaction fees on an ongoing basis based on continued RidgeMark usage levels and joint sales of future products.  VantageMed’s Hawaii operation had 27 local employees and while it generated approximately $2.8 million in 2005 revenues, it was not profitable.

Commenting on the transaction, Steve Curd, Chief Executive Officer of VantageMed said, “We are pleased that this sale and partnership allows our Hawaii based customers and employees the opportunity to work with the clear leader in Hawaii based healthcare information services.  The decision to accept the TeamPraxis offer was made after thoroughly analyzing future prospects and determining that we had a very low probability of generating any profits from our Hawaii based operation.  I look forward to discussing our 2006 growth initiatives in our March conference call.”

Creighton Arita, President/CEO of TeamPraxis added, “We are excited about the opportunity to build upon VantageMed’s operation in Hawaii.  In addition to continuing to offer and support VantageMed’s products and services, Team Praxis will offer additional products and services as well as an extensive network of over 100 local support personnel.  This acquisition and partnership further reinforces our focus on “Connected Healthcare” in the Hawaii market.”

VantageMed will issue a press release announcing its fourth quarter and year 2005 financial results after the close of the market on Tuesday, March 14, 2006.  The Company will also host a conference call to discuss financial results at 5:00 p.m. Eastern Time on the same day. The call will be broadcast live over the Internet and can be accessed on the Company’s investor relations page at www.vantagemed.com or at http://phx.corporate-ir.net/playerlink.zhtml?c=76749&s=wm&e=1214859.  To participate in the call, please dial 1-888-857-6929 five to ten minutes prior to the scheduled conference call time.  A replay of the call will be available on the Company’s website for 30 days.

About VantageMed

VantageMed is a trusted provider of healthcare software products and services to more than 18,000 physician, anesthesiologist and behavioral health providers nationwide. These providers use VantageMed’s core products including ChartKeeper Computerized Medical Records software as well as RidgeMark, Northern Health Anesthesia and our Helper family of Practice Management products which are all supported by SecureConnect electronic transaction services. VantageMed is dedicated to providing these cost effective, easy to use solutions that empower healthcare providers and their staff with the tools and data they need to improve productivity and reimbursements. For more information about VantageMed or our products, please call 877-879-8633, or visit the company’s Website at www.vantagemed.com.

About TeamPraxis

Founded in 1992, TeamPraxis is a Hawaii-based organization whose mission is to empower physicians in the changing healthcare environment. The company offers to its providers an integrated suite of products from practice management solutions to electronic health records.  TeamPraxis is a subsidiary of DataHouse, a technology leader in Hawaii since 1975. We are staffed by more than 100 employees and serve healthcare providers throughout the State of Hawaii.  For more information about TeamPraxis, please visit the company’s web site at www.teampraxis.com or call 808-948-9343 for more information.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements.  These risks and uncertainties include risks related to our ability to successfully develop, sell and support our products, our ability to attract and retain new and existing customers, our ability to increase revenues, control our expenses and improve the rate at which we have utilized cash.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:

VantageMed Corporation
Liesel Loesch
(877) TRY-VMED, ext. 4833
investor@vantagemed.com

MEDIA CONTACT:

VantageMed Corporation

Jennifer Morgano

(877) TRY-VMED, ext. 4851

media@vantagemed.com